EXHIBIT 16.1



August 20, 2010


Amper, Politziner and Mattia, LLP
6 East 43rd Street
New York, New York 10017-4650





Securities and Exchange Commission
100 F Street, N.E.
Washington D.C., 20549-7561

Dear Sirs/Madams:

We have read The Dewey Electronics Corporation's statements included under Item 4.01 on its Form 8-K filed on August 20, 2010 and we agree with such statements concerning our firm.

/s/ Amper, Politziner and Mattia, LLP